Exhibit 99.1

STOCKHOLDER AGREEMENT

BY AND AMONG

NEW ATHLETICS, INC.,

TRIKON TECHNOLOGIES, INC.,

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.,

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

AND

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

DATED AS OF MARCH 14, 2005

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (the “Agreement”) is entered into as of March 14, 2005 by and among New Athletics, Inc., a Delaware corporation (“Parent”), Trikon Technologies, Inc., a Delaware corporation (“Trikon”), and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P. (collectively, “VPVP”).

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of March 14, 2005 (the “Merger Agreement”), by and among Parent, Trikon, Aviza Technology, Inc., a Delaware corporation (“Aviza”), Baseball Acquisition Corp. I, a Delaware corporation and a wholly owned subsidiary of Parent (“Trikon Merger Sub”), and Baseball Acquisition Corp. II, a Delaware corporation and a wholly owned subsidiary of Parent (“Aviza Merger Sub”), each of Trikon Merger Sub and Aviza Merger Sub shall merge with and into Trikon and Aviza, respectively (collectively, the “Merger”), such that each of Trikon and Aviza shall become a wholly owned subsidiary of Parent immediately following and as a result of the Merger;

WHEREAS, pursuant to the terms of the Merger Agreement, all of the shares of Aviza Series A Preferred Stock and Aviza Common Stock (as such terms are defined in the Merger Agreement) held by VPVP shall be converted into the right to receive shares of New Athletics Common Stock (as such term is defined in the Merger Agreement) as provided in Article 2 of the Merger Agreement; and

WHEREAS, as a material inducement to each of Parent and Trikon to enter into the Merger Agreement, VPVP has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, each of parties hereto hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

1.1 “Act” shall mean the Securities Act of 1933, as amended.

1.2 “affiliate” shall mean (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any other party; (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in clause (i) above; (iii) any trust in which any of the Persons described in clause (i) or (ii) above has any Beneficial Ownership and (iv) any other Person of which any of the Persons described in clauses (i) and (ii) above collectively own more than fifty percent (50%) of the equity of such Person. For purposes of this definition, ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to be control of such Person.

1.3 “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities held by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act.

1.4 “Cause” shall mean with regard to any director:

(a) gross negligence or willful misconduct in the performance of his or her duties as a director where such gross negligence or willful misconduct has resulted or is likely to result in material damage to Parent or its subsidiaries;

(b) continuing and willful refusal or failure to perform his or her duties as a director after a written demand for performance is delivered to the director by Parent or its successor;

(c) material breach of any confidentiality or nonsolicitation agreement that the director has entered into with Parent or any of its subsidiaries;

(d) commission of any act of fraud with respect to Parent; or

(e) conviction or plea of guilty or nolo contendere in respect of a felony or any misdemeanor involving moral turpitude.

1.5 “Equity Investment Closing Date” shall mean the closing date of the Equity Investment (as such term is defined in Section 4.1(a) hereof).

1.6 “Equity Investment Shares” shall mean the shares of New Athletics capital stock sold and issued in the Equity Investment.

1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8 “Initial Warrant” or “Initial Warrants” shall mean a warrant or series of warrants to purchase an aggregate number of shares of New Athletics Common Stock equal to the product of (w) one million (1,000,000) multiplied by (x) the Trikon Exchange Ratio, at an exercise price per share of New Athletics Common Stock equal to the quotient obtained by dividing (y) $9.00 by (z) the Trikon Exchange Ratio, issued to VPVP pursuant to the terms of Section 5.1 hereof, which Warrant or Warrants shall be executed and delivered in substantially the form attached hereto as Exhibit A.

1.9 “Investment Bank” shall mean Citigroup Global Markets Inc.

1.10 “Merger Shares” shall mean the shares of New Athletics Common Stock received by VPVP in exchange for VPVP’s Aviza Stock pursuant to the terms of the Merger.

1.11 “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

1.12 “Registrable Shares” shall mean the Securities; provided, however, that such Securities shall no longer be deemed Registrable Shares upon the earlier to occur of: (a) the date upon which such Securities have been resold or otherwise transferred pursuant to the Registration Statement; (b) the date on which such Securities are transferred in compliance with Rule 144 under the Act or may be sold or transferred pursuant to Rule 144 under the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder or (c) the date on which such Securities cease to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise).

1.13 “Revolver A” shall have the same meaning as ascribed to that term in that certain Credit Agreement by and between Aviza and Bank of America, N.A. (the “Lender”) dated August 6, 2004, as amended.

1.14 “SEC” shall mean the U.S. Securities and Exchange Commission.

1.15 “Securities” shall mean the Equity Investment Shares, the Subsequent Financing Shares and the Warrant Shares.

1.16 “Share Cap” shall mean a number of Securities equal to 19.99% of Parent’s outstanding voting securities, as measured immediately prior to the Equity Investment Closing Date or the Subsequent Financing Closing Date, as the case may be.

1.17 “Subsequent Financing Closing Date” shall mean the closing date of the Subsequent Financing (as such term is defined in Section 4.1(c) hereof).

1.18 “Subsequent Financing Shares” shall mean any shares of New Athletics capital stock issued to VPVP pursuant to Section 4.1(c) hereof.

1.19 “Subsequent Warrant” or “Subsequent Warrants” shall mean a warrant or series of warrants to purchase the aggregate number of shares of New Athletics Common Stock determined pursuant to Section 5.2 hereof, if applicable, to be issued to VPVP pursuant to the terms of Section 5.2 hereof, if applicable, which Warrant or Warrants, if issued, shall be executed and delivered in substantially the form attached hereto as Exhibit A.

1.20 “VPVP Shares” shall mean, collectively, the Equity Investment Shares, the Subsequent Financing Shares, the Merger Shares and the Warrant Shares.

1.21 “Warrant” or “Warrants” shall mean, collectively, the Initial Warrant or Initial Warrants and, if issued, the Subsequent Warrant or Subsequent Warrants.

1.22 “Warrant Shares” shall mean the shares of New Athletics Common Stock issued upon the exercise of any Warrant.

Section 2. Restrictions on Transfer; Voting.

2.1 Restriction on Transfer, Proxies and Non-interference. VPVP hereby represents and warrants to Parent and Trikon that as of the date of this Agreement, VPVP holds Five Million Eight Hundred Four Thousand Four Hundred Forty-Six (5,804,446) shares of Aviza Series A Preferred Stock, Ten Thousand (10,000) shares of Aviza Series B Preferred Stock and warrants to purchase Three Million Five Hundred Fifty-Five Thousand Six Hundred (3,555,600) shares of Aviza Series A Preferred Stock. Except as provided herein, for the period commencing on the date hereof and ending on the earlier to occur of (a) the termination of the Merger Agreement and (b) the Effective Time, VPVP shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Aviza Stock or any interest therein or (ii) grant any proxies or powers of attorney, deposit its Aviza Stock into a voting trust or enter into a voting agreement with respect to the Aviza Stock then held by VPVP.

2.2 Voting of New Athletics Common Stock. VPVP hereby agrees that, during the respective time periods indicated below, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of New Athletics capital stock, however called, or in connection with any written consent of the holders of New Athletics capital stock, VPVP shall vote (or cause to be voted) all shares of New Athletics capital stock then held of record or Beneficially Owned by VPVP on the applicable record date for such vote or consent:

(a) during the period commencing at the Effective Time and ending on the earliest to occur of (i) immediately prior to the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time; (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares and (iii) such date as a modification of this Section 2.2(a) is approved by a majority of the Trikon Designees (as such term is defined below), to maintain a board of directors of New Athletics (the “Parent Board”) that shall consist of (x) three (3) members of the Trikon Board as of the date of this Agreement; provided that in the event that the Parent Board is classified, VPVP shall vote or consent to elect the initial Trikon Designees, which shall be Robert Anderson in the three- (3)-year class, Richard Conn in the two- (2)-year class and John Macneil in the one- (1)-year class and, in the event the Parent Board is not classified, for such three (3) named designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such member, such other members as the Parent Board shall nominate, following the recommendation by the Special Nominating Committee (as such term is defined in the New Athletics Certificate)) (such three members, the “Trikon Designees”); (y) three (3) members of the Aviza Board as of the date of this Agreement; provided that in the event that the Parent Board is classified, VPVP shall vote or consent to elect the initial Aviza Designees, which shall be David C. Fries in the three- (3)-year class, Dr. Klaus C. Wiemer in the two- (2)-year class and Jerauld J. Cutini in the one- (1)-year class and, in the event the Parent Board is not classified, for such three (3) named designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such member, such other members as the Parent Board shall nominate) (such three members, the “Aviza Designees”) and (z) one (1) member that is not an affiliate of Trikon, Aviza or VPVP as of immediately prior to the Effective Time, which member shall be a person mutually selected by the Trikon Board and the Aviza Board;

(b) in the event that the Parent Board is not classified, during the period commencing immediately prior to the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time and ending on the earliest to occur of (i) immediately prior to the second (2nd) annual meeting of New Athletics’ stockholders held after the Effective Time; (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares and (iii) such date as a modification of this Section 2.2(b) is approved by a majority of the Trikon Designees, to maintain a Parent Board that shall include (x) at least two (2) of the Trikon Designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such Trikon Designee, such other members as the Parent Board shall nominate, following the recommendation by the Special Nominating Committee); (y) at least two (2) of the Aviza Designees (or, for the purpose of filling any vacancy on the Parent Board created as a result of the death, resignation, retirement or removal for Cause of any such Aviza Designee, such other members as the Parent Board shall nominate) and (z) at least one (1) member that is not an affiliate of Trikon, Aviza or VPVP as of immediately prior to the Effective Time;

(c) during the period commencing at the Effective Time and ending on the earlier to occur of (i) the third (3rd) anniversary of the Effective Time and (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, to maintain the size and classification of the Parent Board as provided in the New Athletics Certificate as in effect as of the Effective Time and against any proposed amendment to the New Athletics Certificate to effectuate a change to the size and/or classification of the Parent Board, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Trikon Designees;

(d) during the period commencing at the Effective Time and ending on the earlier to occur of (i) the first (1st) anniversary of the Effective Time and (ii) the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to effectuate a change to the voting requirements of the Parent Board with respect to any corporate action relating to a reduction in the number of employees at (x) Trikon’s manufacturing facility in Newport, South Wales (excluding the sheet metal and machining shop) which would result in a reduction of payroll expenses in excess of twelve percent (12%) of the payroll expenses attributable to such facility at the Effective Time, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Trikon Designees or (y) Aviza’s manufacturing facility in Scotts Valley, California which would result in a reduction of payroll expenses in excess of twelve percent (12%) of the payroll expenses attributable to such facility at the Effective Time, unless such amendment is recommended by a majority of the Parent Board, including a majority of the Aviza Designees;

(e) until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, to approve the issuance of any shares of New Athletics Common Stock to be issued by Parent pursuant to Sections 4.1 or 6.2 hereof in excess of the Share Cap;

(f) until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to change the date of the first (1st) annual meeting of New Athletics’ stockholders held after the Effective Time; and

(g) until the date that VPVP is no longer the record or Beneficial Owner of any VPVP Shares, against any proposed amendment to the New Athletics Certificate to change the voting requirements of the Parent Board with respect to the approval of any transaction between Parent and any of its affiliates (other than VPVP), on the one hand, and VPVP and any of its affiliates (other than Parent and any of its affiliates), on the other hand.

Nothing contained in this Section 2 shall be construed as preventing a director or officer or New Athletics, who may be deemed to be an affiliate of VPVP, from fulfilling the obligations of such position, including any fiduciary obligations.

Section 3. Guarantee of Revolver A; Replacement Guarantee.

3.1 Guarantee of Revolver A. VPVP shall guarantee all of the obligations of Parent, Aviza and their respective subsidiaries, successors and assignees under Revolver A for a period beginning at the Effective Time and ending on the earliest to occur of (a) the date that is twelve (12) months from the Effective Time and (b) the date upon which Parent has secured an equity financing with gross proceeds to Parent in an amount equal to at least Fifty Million Dollars ($50,000,000) (the “Initial Guarantee Period”); provided, however, that the Initial Guarantee Period shall be extended (the “Guarantee Extension”) for one additional period of up to nine (9) months from the expiration of the Initial Guarantee Period (the “Guarantee Extension Period”) upon a written request made by Parent to VPVP; provided, however, that (i) Parent must make such Guarantee Extension request in writing at least sixty (60) days prior to the expiration of the Initial Guarantee Period; (ii) Parent shall have made commercially reasonable efforts to secure the equity financing referred to above prior to requesting the Guarantee Extension and (iii) the Guarantee Extension shall provide Parent with sufficient funds to maintain Parent’s viability for at least nine (9) months from the end of the Initial Guarantee Period. Parent may request that the Guarantee Extension cover all or a portion of the balance outstanding under Revolver A; provided, however, that the Guarantee Extension shall not be available to Parent to cover less than Five Million Dollars ($5,000,000) and shall only be available in whole Five Million Dollar ($5,000,000) increments thereafter.

3.2 Replacement Guarantee. In the event that Revolver A is terminated by the Lender after the date of this Agreement but prior to the expiration of the Initial Guarantee Period (or, if the Initial Guarantee Period is extended prior to such termination, prior to the expiration of the Guarantee Extension Period) and Parent is able to secure a replacement credit facility either from the Lender or another third-party lender on commercially reasonable terms, including an interest rate that, taking into account the assumption that VPVP will guarantee the obligations of the borrowers under such replacement credit facility, does not exceed the sum of the prime rate (as reported in The Wall Street Journal on the date of the closing of such replacement credit facility) plus 3.5% (any such replacement credit facility, a “Replacement Facility”), VPVP shall guarantee all of the obligations of Parent, Aviza and their respective subsidiaries, successors and assignees under the Replacement Facility (the “Replacement Guarantee”); provided, however, that VPVP shall not be obligated to guarantee in excess of Twenty Million Dollars ($20,000,000) in aggregate principal amount of borrowings under the Replacement Facility pursuant to the

Replacement Guarantee. The Replacement Guarantee shall have a term equal to the remaining term of the Initial Guarantee Period or the Guarantee Extension Period, as applicable; and provided further, that if Parent enters into the Replacement Facility during the Initial Guarantee Period, Parent shall have the right to request the Guarantee Extension with respect to the Replacement Facility pursuant to the terms of Section 3.1 hereof.

Section 4. VPVP Contingent Financing; Terms of VPVP Contingent Financing.

4.1 VPVP Contingent Financing.

(a) If during the twelve (12) months following the Effective Time, Parent has not consummated an equity financing with gross proceeds to Parent in an amount equal to at least Twenty Million Dollars ($20,000,000) (any such equity financing, the “Equity Financing”), then VPVP hereby agrees, upon the written request of Parent, to invest up to Ten Million Dollars ($10,000,000) in a private placement of New Athletics capital stock in which one or more investors that are not affiliated with New Athletics purchase at least Ten Million Dollars ($10,000,000) of New Athletics capital stock pursuant to definitive agreements negotiated by such investors (the “Equity Investment”). VPVP shall invest in the Equity Investment on the same terms and conditions as set forth in the definitive agreements negotiated by such investors.

(b) Parent shall use its commercially reasonable efforts to reach an agreement for the Equity Financing prior to the date that is ninety (90) days after the Effective Time. If Parent is unable to consummate the Equity Financing prior to the date that is ninety (90) days after the Effective Time, then VPVP agrees, upon the request of Parent delivered to VPVP not later than the first (1st) anniversary of the Effective Time (the date of such written request constituting the “Request Date”), to provide financing support (the “Financing Support”) in the amount of Ten Million Dollars ($10,000,000) on the following terms. VPVP shall provide the Financing Support by either, at its sole option, (i) guaranteeing (the “Additional Guarantee”) all obligations of Parent, Aviza and their respective subsidiaries, successors and assignees under Revolver A for an additional Ten Million Dollars ($10,000,000) for a period ending on the second (2nd) anniversary of the Request Date or (ii) loaning (the “Loan Facility”) Parent Ten Million Dollars ($10,000,000) for a period ending on the second (2nd) anniversary of the Request Date on substantially the same terms and conditions afforded to the Lender under Revolver A, subject to reasonable subordination to the Lender under Revolver A; provided, however, that at Parent’s option, the Additional Guarantee or the Loan Facility shall be available to Parent to cover Five Million Dollars ($5,000,000) instead of Ten Million Dollars ($10,000,000).

(c) For so long as any amount is outstanding or guaranteed under any Financing Support, VPVP shall have the right, at its sole option, to invest an identical amount in any financing of Parent employing equity securities of Parent issued in a private placement that is consummated subsequent to the Request Date (a “Subsequent Financing”). At VPVP’s sole option, such investment may be effected by (i) the conversion of all or any portion of the amount loaned under any Loan Facility at a price per share equal to the price per share of the equity securities sold by Parent in the Subsequent Financing or (ii) electing to pay cash for the equity securities sold by Parent to VPVP in the Subsequent Financing and reducing the amount covered by any Additional Guarantee by the amount of cash paid by VPVP for such securities; provided, however, that in the case of an election pursuant to this clause (ii), VPVP shall not reduce the amount covered by the Additional Guarantee until at least two (2) Business Days after the Subsequent Financing Closing Date.

4.2 Negotiation of Definitive Loan Facility Agreements. In the event that VPVP opts to provide the Financing Support by means of the Loan Facility, Parent and VPVP shall negotiate in good faith to prepare definitive documents for the Loan Facility in accordance with the terms set forth in Section 4.1(b) hereof. In the event that, despite such good faith negotiations, the parties are unable to agree on the terms of such definitive documents within thirty (30) days of the Request Date, Parent and VPVP shall use their commercially reasonable efforts to cause the Investment Bank to promptly make a determination regarding the definitive terms of such documents in accordance with the terms set forth in Section 4.1(b) hereof and based on input from both Parent and VPVP and the Investment Bank’s own knowledge, sources and precedents. The determination of the Investment Bank as to the definitive terms of such documents shall be final and binding on both Parent and VPVP and the fees of the Investment Bank shall be paid by Parent. In the event that the Investment Bank does not promptly make a determination as to the definitive terms of such documents, VPVP shall provide the Additional Guarantee pursuant to Section 4.1(b) hereof in lieu of providing the Loan Facility.

Section 5. Issuance of Warrants.

5.1 Initial Warrants. In consideration of VPVP’s obligations under Sections 3 and 4 hereof (other than VPVP’s obligation to provide the Guarantee Extension under Section 3.1 hereof if so requested by Parent pursuant to the terms of Section 3.1 hereof), Parent shall, at the Effective Time, issue VPVP the Initial Warrant or Initial Warrants, such issuance to be allocated among the VPVP affiliates in the manner set forth on Exhibit B attached hereto.

5.2 Subsequent Warrants. In consideration of VPVP’s obligation to provide the Guarantee Extension under Section 3.1 hereof if so requested by Parent pursuant to the terms of Section 3.1 hereof, Parent shall, upon Parent’s receipt of the Guarantee Extension from VPVP, issue VPVP the Subsequent Warrant or Subsequent Warrants, such issuance to be allocated among the VPVP affiliates in the manner set forth on Exhibit B attached hereto. The aggregate number of shares of New Athletics Common Stock issuable upon exercise of the Subsequent Warrant or Subsequent Warrants shall be equal to the product of (x) the product of (i) 1,000,000 (as adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction with respect to New Athletics Common Stock after the Effective Time) multiplied by (ii) the Trikon Exchange Ratio multiplied by (y) a fraction, the numerator of which is the dollar amount of the balance outstanding under Revolver A that is covered by the Guarantee Extension and the denominator of which is $20,000,000. The exercise price of the Subsequent Warrant or Subsequent Warrants shall be equal to the quotient obtained by dividing (y) $9.00 (as adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction with respect to New Athletics Common Stock after the Effective Time) by (z) the Trikon Exchange Ratio.

Section 6. Registration Procedures and Expenses.

6.1 Within thirty (30) days after each of (i) the Equity Investment Closing Date; (ii) the Subsequent Financing Closing Date and (iii) any issuance of Warrant Shares (or any series of Warrant Share issuances that take place within the thirty- (30)-day period prior to the filing of a Registration Statement (as such term is defined below)), with an aggregate value of at least Five Hundred Thousand Dollars ($500,000) (unless such issuance or issuances of Warrant Shares takes place within thirty (30) days of the Equity Investment Closing Date or the Subsequent Financing Closing Date, in which case the Five Hundred Thousand Dollar ($500,000) minimum shall not apply, and such Warrant Shares shall be aggregated and registered with the Equity Investment Shares issued on the Equity Investment Closing Date or the Subsequent Financing Shares issued on the Subsequent Financing Closing Date, as applicable) (in each case, a “Measure Date”), Parent shall:

(a) subject to receipt of necessary information from VPVP, use its reasonable best efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) on Form S-3 to enable the resale of the Registrable Shares by VPVP on a delayed or continuous basis under Rule 415 of the Act;

(b) use its reasonable best efforts, subject to receipt of necessary information from VPVP, to cause the Registration Statement to become effective within ninety (90) days of the Measure Date;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as such term is defined in Section 6.4(a) below) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the “Registration Period”) ending not later than the earlier of (i) the second (2nd) anniversary of the applicable Measure Date); (ii) the date on which all Registrable Shares then held by VPVP may be sold or transferred in compliance with Rule 144 under the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder and (iii) such time as all Registrable Shares held by VPVP have been sold (A) pursuant to a registration statement; (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (C) in a transaction exempt from the registration and prospectus delivery requirements of Section 4(1) of the Act so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(d) promptly furnish to VPVP with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of such Registrable Shares by VPVP;

(e) promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by VPVP; provided, however, that Parent shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 6.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) fees and expenses of compliance with federal securities and state securities or “blue sky” laws; (iii) expenses of printing (including printing certificates for the Registrable Shares and Prospectuses); (iv) all application and filing fees in connection with listing the Registrable Shares on NASDAQ and (v) all fees and disbursements of counsel of Parent and the independent certified public accountants of Parent; provided, however, that VPVP shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of VPVP’s Registrable Shares. Parent shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); and

(g) advise VPVP, within two (2) Business Days by e-mail, fax or other type of communication, and, if requested by VPVP, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Shares under state securities or “blue sky” laws; and it shall promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued and (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

6.2 Delay in Effectiveness of Registration Statement.

(a) Parent further agrees that (i) in the event the Registration Statement has not been filed with the SEC within thirty (30) days after the Measure Date, VPVP shall be entitled to receive from Parent liquidated damages in an amount equal to 1.0% of the total aggregate purchase price of the Registrable Shares purchased by VPVP that are to be registered on such Registration Statement (a “Liquidated Damages Payment”); (ii) in the event the Registration Statement has not been filed with the SEC within sixty (60) days after the Measure Date, VPVP shall be entitled to receive from Parent an additional Liquidated Damages Payment; (iii) in the event the Registration Statement has not been declared effective by the SEC within ninety (90) days after the Measure Date, VPVP shall be entitled to receive an additional Liquidated Damages Payment and (iv) Parent shall make an additional Liquidated Damages Payment for each thirty- (30)-day period thereafter (pro rated for any period of less than thirty (30) days) until the Registration Statement has been declared effective; although in no event shall the aggregate Liquidated Damages Payments in any thirty- (30)-day period exceed 1.0% of the total aggregate purchase price of the Registrable Shares purchased by VPVP that are to be registered on such Registration Statement.

(b) Liquidated Damages Payments may, at VPVP’s option, be delivered to VPVP in the form of cash or New Athletics Common Stock. Except as provided in Section 6.2(c)(ii) hereof, Parent shall deliver all Liquidated Damages Payments to VPVP by the fifth (5th) Business Day after the occurrence of the events described in clauses (i), (ii), (iii) or (iv) of Section 6.2(a) hereof, as applicable (the “Payment Period”).

(c) In the event that VPVP elects to receive Liquidated Damages Payments in the form of New Athletics Common Stock, and such payments would result in the issuance of shares in excess of the Share Cap, Parent shall, at VPVP’s election, either:

(i) issue VPVP shares of New Athletics Common Stock up to the Share Cap and deliver the remainder of the Liquidated Damages Payments in cash, such payments to be made within the Payment Period; or

(ii) issue VPVP shares of New Athletics Common Stock up to the Share Cap within the Payment Period, and then use its commercially reasonable efforts to obtain stockholder approval for the issuance to VPVP of shares of New Athletics Common Stock in excess of the Share Cap.

(d) Notwithstanding anything to the contrary contained in this Section 6.2 or in any other provision of this Agreement, the Liquidated Damages Payments provided in this Section 6.2 shall be VPVP’s sole and exclusive monetary remedy in the event of the occurrence of any of the events described in clauses (i), (ii), (iii) or (iv) of Section 6.2(a) hereof; provided, however, that VPVP shall retain all equitable remedies then available to it.

6.3 Transfer of Securities; Suspension.

(a) VPVP agrees that it shall not effect any sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Securities (a “Disposition”) or its right to purchase the Registrable Shares that would constitute a sale within the meaning of the Act, except as contemplated in the Registration Statement referred to in Section 6.1 hereof or in accordance with the Act, and that it shall promptly notify Parent of any changes in the information set forth in the Registration Statement regarding VPVP or its plan of distribution. VPVP further agrees that it shall not effect a Disposition of any Securities during the fifteen- (15)-trading-day period prior to and ending on the date of the execution of the definitive agreements executed in connection with the Equity Investment or the Subsequent Financing.

(b) Except in the event that paragraph 6.3(c) hereof applies, Parent shall, at all times during the Registration Period, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide VPVP copies of any documents filed pursuant to Section 6.3(b)(i) hereof and (iii) inform VPVP that Parent has complied with its obligations in Section 6.3(b)(i) hereof (or that, if Parent has filed a post-effective amendment to the Registration Statement that has not yet been declared effective, Parent shall notify VPVP to that effect, shall use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and shall promptly notify VPVP pursuant to Section 6.3(b)(iii) hereof when the amendment has become effective).

(c) Subject to paragraph 6.3(d) hereof, in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Parent shall deliver a notice in writing to VPVP (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, VPVP shall refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until VPVP’s receipt of copies of a supplemented or amended Prospectus prepared and filed by Parent, or until it is advised in writing by Parent that the current Prospectus may be used. In the event of any Suspension, Parent shall use its commercially reasonable efforts, consistent with the best interests of Parent and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to VPVP.

(d) In the event VPVP is prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions on more than two (2) occasions of more than forty-five (45) days each in any twelve- (12)-month period, Parent shall pay to VPVP liquidated damages in an amount equal to 1.0% of the total aggregate purchase price of the Registrable Shares registered on such Registration Statement then held by VPVP if, as a result of such Suspensions, VPVP is prohibited from selling Registrable Shares under such Registration Statement for a period that exceeds sixty (60) consecutive days or one hundred twenty (120) days in the aggregate in any twelve- (12)-month period and for each thirty- (30)-day period thereafter during which such prohibition continues; provided, however, that in no event shall Parent be obligated to pay more than 1.0% of the total aggregate purchase price of the Registrable Shares registered on such Registration Statement then held by VPVP in any thirty- (30)-day period.

(e) In the event of a sale of Registrable Shares by VPVP under the Registration Statement, VPVP must also deliver to Parent’s transfer agent, with a copy to Parent, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the Registrable Shares may be properly transferred.

6.4 Indemnification. For the purpose of this Section 6.4, the term “Registration Statement” shall include the Prospectus, any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1 hereof, and the term “Rules and Regulations” shall mean the rules and regulations promulgated under the Act.

(a) Indemnification by Parent. Parent agrees to indemnify and hold harmless VPVP and each Person, if any, who controls VPVP within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which VPVP or such controlling person may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto; (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading or (iii) any failure of Parent to perform its obligations under this Agreement, and shall reimburse VPVP and each such controlling Person for any legal and other expenses as such expenses are reasonably incurred by VPVP or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Parent by or on behalf of VPVP expressly for use in the Registration Statement or the Prospectus or (ii) the failure of VPVP to comply with the covenants and agreements contained in Section 6.3 hereof respecting resale of Registrable Shares or (iii) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to VPVP before the pertinent sale or sales by VPVP.

(b) Indemnification by VPVP. VPVP agrees to indemnify and hold harmless Parent, each of its directors, each of its officers who sign the Registration Statement and each Person, if any, who controls Parent within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which Parent, each of its directors, each of its officers who sign the Registration Statement or controlling Person may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of VPVP to comply with the covenants and agreements contained in Section 6.3 hereof respecting the sale of the Registrable Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Parent by or on behalf of VPVP expressly for use therein; provided, however, that VPVP shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which VPVP has delivered to Parent in writing a correction at least five (5) Business Days before the occurrence of the transaction from which such loss was incurred, and VPVP shall reimburse Parent, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by Parent, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 6.4(b).

(c) Indemnification Procedure.

(i) Promptly after receipt by an indemnified party under this Section 6.4 of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.4, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.4 except to the extent it is materially prejudiced as a result of such failure.

(ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section 6.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one (1) separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action); or

(2) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 6.4, (A) with respect to claims made pursuant to clause (i) of Section 6.4(b) hereof, VPVP shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares and (B) with respect to claims made pursuant to clause (ii) of Section 6.4(b) hereof, VPVP shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares giving rise to such liability.

(d) Contribution.

(i) If a claim for indemnification under this Section 6.4 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 6.4, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.4 was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this

Section 6.4, (A) with respect to claims made pursuant to clause (i) of Section 6.4(b) hereof, VPVP shall not be liable to contribute any amount in excess of the amount of net proceeds received by VPVP from the sale of the Registrable Shares and (B) with respect to claims made pursuant to clause (ii) of Section 6.4(b) hereof, VPVP shall not be liable to contribute any amount in excess of (x) the amount by which the net proceeds received by VPVP from the sale of the Registrable Shares giving rise to such liability exceeds (y) the amount of any damages that VPVP has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

6.5 Termination of Conditions and Obligations. The restrictions imposed by Section 6.3 hereof upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of Registrable Shares upon the passage of two (2) years from the Measure Date or at such time as an opinion of counsel satisfactory in form and substance to Parent shall have been rendered to the effect that such conditions are not necessary in order to comply with the Act.

6.6 Rule 144. For a period commencing on the date hereof and ending on the last day of the Registration Period, Parent agrees with VPVP to:

(a) comply with the requirements of Rule 144(c) under the Act with respect to current public information about Parent; and

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the Exchange Act (at any time it is subject to such reporting requirements).

Section 7. Miscellaneous.

7.1 Legends.

(a) In addition to any legends required by law, until the earlier to occur of (i) the termination of this Agreement and (ii) such time as all VPVP Shares have been sold pursuant to (A) an effective registration or (B) pursuant to Rule 144 promulgated under the Act, the certificates representing the Equity Investment Shares, Subsequent Financing Shares and Warrant Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AND TRANSFER SET FORTH IN A STOCKHOLDER AGREEMENT. A COPY OF SUCH STOCKHOLDER AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT EXCEPT IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR IN THE EVENT THAT NEW ATHLETICS, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(b) In addition to any legends required by law or the Affiliate Agreement entered into between Parent and VPVP pursuant to the terms of the Merger Agreement, the Merger Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING AND TRANSFER SET FORTH IN A STOCKHOLDER AGREEMENT. A COPY OF SUCH STOCKHOLDER AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.2 Amendments and Waivers. The terms and provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless (x) approved in writing by Parent and (i) prior to the Effective Time, Trikon and (ii) after the Effective Time, a majority of the Trikon Designees then serving on the Parent Board and (y)

Parent has obtained the written consent of VPVP. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

7.3 Specific Performance, Etc. Parent, Trikon and VPVP, in addition to being entitled to exercise all rights provided herein, in the New Athletics Certificate or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Parent, Trikon and VPVP agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.4 No Third-Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to the conflicts of law principles of that jurisdiction.

7.6 Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

7.7 Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective upon deposit with the applicable national postal service.

(a) If to Parent, at:

New Athletics, Inc.

440 Kings Village Road

Scotts Valley, California 95066

Attention: Chief Executive Officer

Facsimile: (831) 439-6349

with copies to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attention: Christopher L. Kaufman, Esq.

Facsimile: (650) 463-2600

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Steven V. Bernard, Esq.

Facsimile: (650) 493-6811

(b) If to Trikon, at:

Trikon Technologies, Inc.

Ringland Way

Newport, South Wales NP18 2TA

United Kingdom

Attention: Chief Executive Officer

Facsimile: +44 (0) 16-3341-4040

with copies to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Steven V. Bernard, Esq.

Facsimile: (650) 493-6811

(c) If to VPVP, at:

VantagePoint Venture Partners

1001 Bayhill Drive, Suite 100

San Bruno, California 94066

Attention: Rodi Guidero, Esq.

Facsimile: (650) 869-6078

with copies to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attention: Christopher L. Kaufman, Esq.

Facsimile: (650) 463-2600

(d) If to a transferee VPVP, at its address as shown in the stock register of Parent,

with copies to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attention: Christopher L. Kaufman, Esq.

Facsimile: (650) 463-2600

7.8 Recapitalizations, Exchange, Etc. Affecting Parent’s Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the New Athletics Common Stock, to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the New Athletics Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

7.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

7.10 Effectiveness of Agreement; Termination. Except for the terms and provisions set forth in Sections 2.1 and 7 hereof, which shall be effective as of the date hereof, no term or provision of this Agreement shall become effective until the Effective Time. This Agreement shall terminate in its entirety and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the date upon which the rights and obligations of all of the parties hereto have either been discharged or have expired pursuant to their terms.

7.11 Arbitration.

(a) The parties hereto agree that any dispute, controversy or claim arising out of or relating to this Agreement, or breach thereof (“Dispute”), shall be subject to a mandatory period of thirty (30) days during which the parties shall (i) each appoint a representative (each a “Representative” and collectively, the “Representatives”) and (ii) the Representatives shall meet in a timely manner for the purpose of attempting to resolve the Dispute. The Representatives shall negotiate in good faith to resolve the Dispute without resort to formal proceedings. During the course of such negotiations, the parties shall comply with all reasonable requests for access to relevant information. Formal proceedings for the arbitration of such Dispute may not be commenced until the expiration of the foregoing mandatory thirty- (30)-day period. Both parties shall continue to perform their respective obligations hereunder during the negotiations by Representatives attempting to resolve the Dispute.

(b) Following the expiration of the mandatory thirty- (30)-day period provided in Section 7.11(a) hereof, any unresolved Dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c) The parties agree to the arbitration of the Dispute by a single arbitrator appointed in accordance with the rules and procedures of the American Arbitration Association.

(d) The parties agree to appropriate discovery, including depositions, under the jurisdiction of the arbitrator. The arbitrator’s decision in such matters shall be final and binding on the parties.

(e) The parties agree that the arbitrator may grant any remedy or relief that the arbitrator deems just and equitable within the scope of the agreement between the parties, including but not limited to the award of compensatory damages and ordering the specific performance of the contract, but not including the award of exemplary or punitive damages.

(f) The parties hereby agree that, notwithstanding the fact that applicable law may not provide for the award of attorneys’ fees and costs and/or otherwise grant the arbitrator the discretion to award such fees and costs, pursuant to this Agreement, the arbitrator may, in his or her reasonable discretion, award payment of attorneys’ fees and costs by a party as a part of the arbitration award rendered by the arbitrator.

7.12 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

7.13 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

NEW ATHLETICS, INC.

/s/ Jerauld Cutini
By:	Jerauld Cutini
Its:	President and CEO

TRIKON TECHNOLOGIES, INC.

/s/ John Macneil
By:	John Macneil
Its:	CEO

VANTAGEPOINT VENTURE PARTNERS IV, (Q) L.P.

By:	VantagePoint Venture Associates IV, L.L.C.
Its:	General Partner

/s/ Alan Salzman
By:	Alan E. Salzman
Its:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

By:	VantagePoint Venture Associates IV, L.L.C.
Its:	General Partner

/s/ Alan Salzman
By:	Alan E. Salzman
Its:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, L.L.C.
Its:	General Partner

/s/ Alan Salzman
By:	Alan E. Salzman
Its:	Managing Member

EXHIBIT A

Form of Warrant

EXHIBIT B

Allocation of Warrants Among VPVP Entities

Initial Warrants:

Entity	Allocation%
VantagePoint Venture Partners IV (Q), L.P.	90.59%
VantagePoint Venture Partners IV, L.P.	9.08%
VantagePoint Venture Partners IV Principals Fund, L.P.	0.33%

Subsequent Warrants:

Entity	Allocation%
VantagePoint Venture Partners IV (Q), L.P.	90.89%
VantagePoint Venture Partners IV, L.P.	9.11%

EXHIBIT C

Form of Certificate of Subsequent Sale